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EXHIBIT 99.3

JOINT FILING AGREEMENT

        We, the signatories of the statement to which this Joint Filing Agreement is attached, hereby agree that such statement is filed, and any amendments thereto filed by either or both of us will be filed, on behalf of each of us.

        Dated August 10, 2000.


                                        VULCAN VENTURES INCORPORATED

                                        By: /s/ WILLIAM D. SAVOY
                                            ------------------------------------
                                            William D. Savoy, Vice President


                                            /s/ PAUL G. ALLEN
                                            ------------------------------------
                                            Paul G. Allen